Exhibit 10.2

FORM OF LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of April 13, 2026 by and between (i) Sizzle Acquisition Corp. II, a Cayman Islands exempted company (together with its successors, the “SPAC”), and (ii) the undersigned (“Holder”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the BCA (as defined below).

WHEREAS, on or about the date hereof, the SPAC and Trasteel Holding S.A., a Luxembourg company (the “Company”), have entered into, and upon execution of a Joinder, (i) a to-be-formed Luxembourg corporation in the form of a public limited liability company (société anonyme) to be registered with Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés) (“Pubco”) and (ii) a to-be-formed Cayman Islands exempted company with limited liability which will be a wholly-owned subsidiary of Pubco (“Merger Sub”) will enter into, that certain Business Combination Agreement (as amended from time to time in accordance with the terms thereof, the “BCA”);

WHEREAS, pursuant to the BCA, subject to the terms and conditions thereof, among other matters, upon the consummation of the transactions contemplated by the BCA (the “Closing”): (a) Merger Sub will merge with and into SPAC, with SPAC continuing as the surviving entity (the “Merger”) and, in connection therewith, each issued and outstanding security of SPAC immediately prior to the Closing will no longer be outstanding and will automatically be cancelled in exchange for the right of the holder thereof to receive a substantially equivalent security of Pubco; (b) Pubco will acquire all of the issued and outstanding ordinary shares of the Company (the “Purchased Shares”) from the Company’s shareholders (collectively, the “Sellers”) in exchange for Pubco ordinary shares (the “Share Exchange” and, together with the Merger and the other transactions contemplated by the BCA and the Ancillary Documents, the “Transactions”), and any outstanding convertible securities of the Company (other than Convertible Bridge Financing Debt) will be terminated; and (c) as a result of such Transactions, SPAC and the Company each will become wholly-owned subsidiaries of Pubco, and Pubco will become a publicly traded company;

WHEREAS, as of the date hereof, Holder is a holder of the Company Ordinary Shares, as set forth underneath Holder’s name on the signature page hereto; and

WHEREAS, pursuant to the BCA, and in view of the valuable consideration to be received by Holder thereunder, the parties desire to enter into this Agreement, pursuant to which the Pubco Ordinary Shares to be received by Holder in the Transactions (all such securities, including, without limitation, the Exchange Consideration, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted, the “Restricted Securities”) shall become subject to limitations on disposition as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Lock-Up Provisions.

(a) Holder hereby agrees not to during the period (the “Lock-Up Period”) commencing from the date of the Closing and ending on the earlier of (i) six (6) months after the Closing, or (ii) subsequent to the Closing, the date on which the Pubco completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of Pubco’s shareholders having the right to exchange their shares for cash, securities or other property: (A) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Restricted Securities, (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, or (C) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (A), (B) or (C) above is to be settled by delivery of Restricted Securities or other securities, in cash or otherwise (any of the foregoing described in clauses (A), (B) or (C) (a “Prohibited Transfer”). The foregoing sentence shall not apply to the transfer or other disposition of any or all of the Restricted Securities owned by Holder (I) by gift, (II) by will or other testamentary document or intestate succession upon the death of Holder, or by legal guardian or conservator upon the legal incapacity of Holder, (III) to any Permitted Transferee (defined below), (IV) pursuant to a court order or settlement agreement or other domestic order related to the distribution of assets in connection with the dissolution of marriage or civil union, (V) to Pubco pursuant to any contractual arrangement in effect on the date of this Agreement that provides for the repurchase of Pubco Ordinary Shares in connection with the termination of the undersigned’s employment with or services to Pubco, (VI) the exercise of any options, warrants or other rights to acquire Pubco Ordinary Shares or other securities convertible into or exercisable or exchangeable for Pubco Ordinary Shares (including any cashless or net exercise thereof); provided, however, that any Pubco Ordinary Shares or other Restricted Securities received upon such exercise shall remain subject to the restrictions set forth in this Agreement; (VII) the entry, by Holder, at any time after the Closing, of any trading plan providing for the sale of Restricted Securities by Holder, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act; provided, however, that such plan does not provide for, or permit, the sale or transfer of any Restricted Securities during the Lock-Up Period, (VIII) transfers to Pubco (or withholding by Pubco) of Restricted Securities in connection with the payment of taxes or tax withholding obligations arising upon the vesting, settlement or exercise of any equity-based award (including options, restricted stock units or other equity-based compensation awards) granted by Pubco; (IX) transfers to any charitable organization described in Section 501(c)(3) of the Code (including any transfer to a donor-advised fund, private foundation or similar charitable vehicle); (X) transfers of Restricted Securities to any individual retirement account (IRA), 401(k) plan, or other tax-qualified retirement or savings plan for the benefit of Holder; (XI) transfers relating to Pubco Ordinary Shares or other securities convertible into or exercisable or exchangeable for Pubco Ordinary Shares acquired in open market transactions after the Closing; provided that (1) no such transaction described in this clause (XI) is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise, other than a required filing on Schedule 13F, 13G or 13G/A) during the Lock-Up Period, and (2) for the avoidance of doubt, this exception applies only to Pubco Ordinary Shares or other securities acquired by Holder in open market transactions after the Closing and does not apply to any Restricted Securities held by Holder immediately after the Closing; provided, however, that in any of cases (I), (II), (III), (IV), (IX) or (X) above, it shall be a condition to such transfer that the transferee executes and delivers to Pubco an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to Holder, and there shall be no further transfer of such Restricted Securities except in accordance with this Agreement. As used in this Agreement, the term “Permitted Transferee” shall mean: (1) the members of Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse, the siblings of such person and his or her spouse, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses and siblings), (2) any trust for the direct or indirect benefit of Holder or the immediate family of Holder, (3) if Holder is a trust, the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust, (4) if Holder is an entity, as a distribution to limited partners, stockholders, members or owners of similar equity interests in Holder upon the liquidation and dissolution of Holder, or (5) any affiliate of Holder. Holder further agrees to execute such agreements as may be reasonably requested by Pubco that are consistent with the foregoing or that are necessary to give further effect thereto.

(b) If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and Pubco shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 1, Pubco may impose stop-transfer instructions with respect to the Restricted Securities of Holder (and Permitted Transferees and assigns thereof) until the end of the applicable Lock-Up Period. For the avoidance of doubt, the enforcement of the restrictions set forth in this Section 1 against any Seller shall be without prejudice to the rights of Pubco to enforce such restrictions against any other Seller, and the failure or inability to enforce such restrictions against any Seller shall not affect the enforceability of such restrictions against any other Seller.

(c) During the applicable Lock-Up Period, each certificate evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF APRIL 13, 2026, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”), A CERTAIN REPRESENTATIVE OF THE ISSUER NAMED THEREIN AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(d) For the avoidance of any doubt, Holder shall retain all of its rights as a stockholder of Pubco during the applicable Lock-Up Period, including the right to vote any Restricted Securities, subject to the terms of the BCA.

2. Miscellaneous.

(a) Termination of BCA. This Agreement shall be binding upon Holder upon Holder’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the Closing. Notwithstanding anything to the contrary contained herein, in the event that the BCA is terminated in accordance with its terms prior to the Closing, this Agreement and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of Holder are personal to Holder and may not be transferred or delegated by Holder at any time and any such purported transfer shall be null and void. Pubco may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder.

(c) Third Parties. Except as set forth in this Section 2(c), nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party. Notwithstanding the foregoing, VO Sponsor II, LLC, a Delaware limited liability company (the “Sponsor”), is hereby made an express third-party beneficiary of this Agreement with the right to enforce the provisions hereof against Holder as if the Sponsor were an original party hereto.

(d) Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the Laws of the State of New York without regard to the conflict of laws principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate court thereof) (the “Specified Courts”). Each party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Courts for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Courts. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 2(f) (and in the case of Holder, the address set forth on such Holder’s signature page). Nothing in this Section 2(d) shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2(e).

(f) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by electronic means (including email), with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Pubco or SPAC prior to the Closing, to: Sizzle Acquisition Corp. II 4201 Georgia Avenue NW Washington DC 20011 Attn: Steve Salis E-mail:

With a copy (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105, U.S.A.
Attn: Matthew A. Gray, Esq.; Stuart Neuhauser, Esq.
E-mail: mgray@egsllp.com; sneuhauser@egsllp.com

If to Pubco or SPAC after the Closing, to: Trasteel Holding S.A. 33 Rue du Puits Romain 8070 Bertrange, Luxembourg Attn: Gianfranco Imperato E-mail:

With a copy (which will not constitute notice) to:

Greenberg Traurig, LLP
One Vanderbilt Avenue
New York, NY 10017
Attn: Adam Namoury, Esq., Alan Annex, Esq.
Email: adam.namoury@gtlaw.com; alan.Annex@gtlaw.com

If to Holder, to: the address set forth below Holder’s name on the signature page to this Agreement.

(h) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of Pubco, SPAC, Sponsor and Holder, and Sponsor shall be an express third-party beneficiary of this Agreement for purposes of this Section 2(h). No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(i) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a court of competent jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j) Specific Performance. Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Holder, money damages will be inadequate and Pubco will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Holder in accordance with their specific terms or were otherwise breached. Accordingly, Pubco shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity. For the avoidance of doubt, the right of Pubco to seek specific performance or injunctive relief against any Seller shall be exercisable independently with respect to each Seller, and the exercise or non-exercise of such right against any one Seller shall not affect Pubco’s right to seek such relief against any other Seller.

(k) Entire Agreement. This Agreement, together with the BCA to the extent referred to herein, constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the BCA or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of the Pubco or any of the rights, remedies or obligations of Holder under any other agreement between Holder and Pubco or any certificate or instrument executed by Holder in favor of Pubco, and nothing in any other agreement, certificate or instrument shall limit any of the rights, remedies or obligations of Pubco or any of the rights, remedies or obligations of Holder under this Agreement.

(l) Further Assurances. From time to time, at another party’s reasonable request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(m) Addition of Pubco as a Party. The parties hereby agree to add Pubco as a party to this Agreement upon Pubco’s execution and delivery to SPAC and Holder of a joinder agreement in the form attached as Exhibit A hereto (a “Lock-Up Joinder”). Upon Pubco’s execution of this Agreement through the execution and delivery of the Lock-Up Joinder, Pubco agrees to be bound by and subject to all of the terms and conditions of this Agreement as the original “Pubco” party hereto. The rights and obligations of Pubco under this Agreement shall not be effective until the execution and delivery by Pubco of a Lock-Up Joinder. Without limiting the foregoing, notwithstanding anything to the contrary contained in this Agreement, in the event that prior to Pubco’s execution and delivery of a Lock-Up Joinder, a party seeks to take an action, omission, waiver or amendment that requires the consent, approval or agreement of Pubco under this Agreement, the consent, approval or agreement of Pubco shall not be required for purposes of this Agreement to take such action, omission, waiver or amendment.

(n) Counterparts.  This Agreement may be executed and delivered (including by electronic signature or by email in portable document form) in two or more counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

{Remainder of Page Intentionally Left Blank; Signature Pages Follow}

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

SPAC:

Sizzle Acquisition Corp. II

By:
Name:	Steve Salis
Title:	Chief Executive Officer

By:
Name:	Jamie Karson
Title:	Non-Executive Vice Chairman

{Additional Signature on the Following Page}

{Signature Page to Lock-Up Agreement}

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Holder:

Name of Holder: [__]

By:
Name:
Title:

Company Ordinary Shares:

Number of Company Ordinary Shares:_____________________________
__________________________________________________________

Address for Notice:

Address: _________________________________________________
_________________________________________________________
_________________________________________________________
Telephone No.: ____________________________________________
Email: ___________________________________________________

{Signature Page to Lock-Up Agreement}

Exhibit A

Form of Pubco Joinder to Lock-Up Agreement

This Joinder Agreement, dated as of [●], 2026 (this “Joinder Agreement”), is executed and delivered by [Pubco], a Luxembourg corporation in the form of a public limited liability company (société anonyme) registered with Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés) (“Pubco”), pursuant to the Lock-Up Agreement, dated as of April 13, 2026 (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Lock-Up Agreement”), by and between (i) Sizzle Acquisition Corp. II, a Cayman Islands exempted company (together with its successors, the “SPAC”), and (ii) the shareholder (“Holder”) of the Company (as defined in the Lock-Up Agreement) named therein. Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Lock-Up Agreement (or if not defined therein, in the BCA).

1.	Joinder to the Lock-Up Agreement. Upon the execution of this Joinder Agreement by Pubco and delivery hereof to the SPAC and Holder, Pubco shall become party to the Lock-Up Agreement, and shall be bound by and subject to all of the terms and conditions of the Lock-Up Agreement, as the original “Pubco” party thereto. Pubco hereby acknowledges that it has received and reviewed a complete copy of the Lock-Up Agreement.

2.	Incorporation by Reference. All terms and conditions of the Lock-Up Agreement are hereby incorporated by reference in this Joinder as if set forth herein in full.

IN WITNESS WHEREOF, Pubco has duly executed and delivered this Joinder Agreement as of the date first above written.

Pubco:

[Pubco]

By:
Name:
Title:

{Signature Page to Lock-Up Joinder}